                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 1, 2000 except for Note 14, as to which the date is July 6, 2000, relating to the financial statements of Lexent, Inc., and Subsidiaries which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


New York, NY
July 21, 2000